Exhibit 99.1

Designer Brands Inc. Reports Second Quarter 2020 Financial Results
Bolstered liquidity and raised $250 million of new debt
Inventory was down 37%, in line with sales down 43%, compared to the same period last year; well-positioned to chase into developing Fall trends

COLUMBUS, Ohio, September 3, 2020 - Designer Brands Inc. (NYSE: DBI) (the "Company"), one of North America's largest designers, producers and retailers of footwear and accessories, announced financial results for the three months ended August 1, 2020, compared to the three months ended August 3, 2019.

Roger Rawlins, Chief Executive Officer, stated, "Although the COVID-19 pandemic continues to impact consumer behavior and our business, I am confident in Designer Brands' playbook to navigate this ever-changing environment. We believe our recent actions to right size our expense structure and obtain additional liquidity, our strategic digital investments, flexible business model, and strong vendor partnerships as well as our status as one of the largest footwear retailers have firmly positioned Designer Brands to weather the road ahead."

Mr. Rawlins continued, "Given that we have further strengthened our balance sheet, we are well prepared to focus on growing our business' profitability. In order to serve our customers in the near-term, we are flexing fall inventory receipts away from seasonal and dress products and towards our highest performing category, athleisure, with an emphasis on comfortable and cozy products. We have the unique ability to pivot inventory quickly and follow the customer as needs and preferences change in the future. We are confident that we know what the customer wants, and we know how to deliver it to them, be it digitally or in-person and socially distanced, and we will be prepared in any situation."

Second Quarter Operating Results
•Net sales decreased 42.8% to $489.7 million.
•Comparable sales decreased 42.7% for the second quarter of fiscal 2020 compared to a 0.6% decrease in the second quarter of fiscal 2019.
•Reported gross margin as a percentage of net sales was 7.6%, or 8.2% on an adjusted basis, as compared to 30.5% on both a reported and adjusted basis for the same period last year. The decrease in gross profit was primarily driven by the impacts of the COVID-19 outbreak on our operations resulting in the temporary closure of stores and, subsequently, significantly reduced customer traffic upon store re-openings, which we addressed with aggressive promotional activity. The impact of COVID-19 and the actions we took resulted in higher inventory reserves, increased shipping costs in the current quarter associated with higher digital penetration, and the deleveraging of distribution and fulfillment and store occupancy expenses on lower sales volume.
•Reported net loss was $98.2 million, or $1.36 loss per diluted share, including net charges of $0.08 per diluted share from adjusted items.
•Adjusted net loss was $92.0 million, or $1.28 loss per diluted share.

Liquidity Highlights
•Cash and investments totaled $206.7 million at the end of the second quarter of fiscal 2020 compared to $77.3 million for the same period last year. Debt totaled $393.0 million at the end of the second quarter of fiscal 2020 compared to $235.0 million debt outstanding for the same period last year, reflecting net borrowings from our revolving credit facility as a precautionary measure to increase our cash position and preserve financial flexibility considering uncertainty in the U.S. and global markets resulting from COVID-19.
•On August 7, 2020, we replaced our revolving credit facility with a $400.0 million ABL Revolver and completed a five-year, $250.0 million Secured Term Loan. We opened the new ABL Revolver with a draw at closing of $150.0 million and, combined with the proceeds from the Secured Term Loan, settled in full the amounts due under the Company's prior credit facility, which was terminated.

•The Company has reached alignment with nearly all major vendors and landlords on past-due amounts and has extended go-forward payment terms.
•The Company ended the quarter with inventories of $445.0 million, down 37% compared to the same period last year, primarily due to strong inventory controls and higher inventory reserves versus the prior year.

Operations Update
As of the date of this release, the Company has successfully reopened nearly all of its total store base. The Company has implemented a number of measures to protect the health and safety of its customers and associates as stores are re-opened.

2020 Guidance
As previously announced on March 17, 2020, the Company is not issuing guidance for fiscal 2020 given continued uncertainty surrounding the impacts of COVID-19. The Company is not providing an update at this time.

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial in, 1-412-317-6061, and reference conference ID number 9992953 approximately ten minutes prior to the start of the call. The conference call will also be broadcast live over the internet and can be accessed through the following link:
https://www.webcaster4.com/Webcast/Page/1213/36616
For those unable to listen to the live webcast, an archived version will be available via the same website address until September 17, 2020. A replay of the teleconference will be available by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 10147286

About Designer Brands
Designer Brands Inc. is one of North America's largest designers, producers and retailers of footwear and accessories. The Company operates a portfolio of retail concepts in nearly 700 locations under the DSW Designer Shoe Warehouse®, The Shoe Company®, and Shoe Warehouse® banners. The Company designs and produces footwear and accessories through Camuto Group, a leading manufacturer selling in more than 5,400 stores worldwide. Camuto Group owns licensing rights for the Jessica Simpson® footwear business, and footwear and handbag licenses for Lucky Brand® and Max Studio®. In partnership with a joint venture with Authentic Brands Group, the Company also owns a stake in Vince Camuto®, Louise et Cie®, CC Corso Como®, and others. More information can be found at www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In many cases, you can identify these forward-looking statements by the use of forward-looking words such as "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: risks and uncertainties related to the continued outbreak of the coronavirus ("COVID-19") global pandemic, any future COVID-19 resurgence, and any other adverse public health developments; our ability to protect the health and safety of our employees and our customers, which may be affected by current or future government regulations related to stay-at-home orders and orders related to the operation of non-essential businesses; risks related to our holdings of cash and investments and access to liquidity and the financial markets on terms that are favorable to us, if at all; risks related to our international operations, including international trade, our reliance on foreign sources for merchandise, exposure to foreign tax contingencies, and fluctuations in foreign currency exchange rates; maintaining strong relationships with our vendors, manufacturers, licensors, and retailer customers; our ability to successfully integrate acquired businesses or realize the anticipated benefits of the acquisitions after we complete our integration efforts; risks related to the loss or disruption, whether as a result of COVID-19 or otherwise, of any of our distribution or fulfillment centers; our reliance on our loyalty programs and marketing to drive traffic, sales and customer loyalty; our ability to anticipate and respond to fashion trends, consumer preferences and changing customer expectations; failure to retain our key executives or attract qualified new personnel; risks related to the loss or disruption of our information systems and data and our ability to prevent or mitigate breaches of our information security and the compromise of sensitive and confidential data; risks associated with remote working arrangements; our ability to comply with privacy laws and regulations, as well as other legal obligations; the effect of Stein Mart Inc. filing for relief under Chapter 11 of the United States Bankruptcy Code; our success in growing our store base and digital demand; our ability to protect our reputation and to maintain the brands we license; our ability to execute our strategies; seasonality of our business and fluctuation of our comparable sales and quarterly financial performance; uncertain general economic, political and social conditions and the related impacts to consumer discretionary spending; our competitiveness with respect to style, price, brand availability and customer service; the imposition of increased or new tariffs on our products; risks related to our qualification under the Coronavirus Aid, Relief, and Economic Security Act for payroll tax credits and deferral of payroll taxes in the U.S., as well as other similar regulations in Canada; and uncertainty related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2020, as amended, our Form 10-Q for the fiscal quarter ended May 2, 2020, and risk factors identified in the Company's other filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances, except as may be required by law.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended		Change
(dollars in thousands)	August 1, 2020	August 3, 2019	Amount	%	Comparable Sales %
Segment net sales:
U.S. Retail	$393,977	$677,920	$(283,943)	(41.9)%	(44.9)%
Canada Retail	49,582	63,306	(13,724)	(21.7)%	(27.9)%
Brand Portfolio	30,458	102,947	(72,489)	(70.4)%	120.5%
Other	22,266	29,480	(7,214)	(24.5)%	(36.2)%
Total segment net sales	496,283	873,653	(377,370)	(43.2)%	(42.7)%
Elimination of intersegment net sales	(6,569)	(17,701)	11,132	(62.9)%
Net sales	$489,714	$855,952	$(366,238)	(42.8)%

	Six months ended		Change
(dollars in thousands)	August 1, 2020	August 3, 2019	Amount	%	Comparable Sales %
Segment net sales:
U.S. Retail	$771,050	$1,369,760	$(598,710)	(43.7)%	(43.7)%
Canada Retail	78,911	115,122	(36,211)	(31.5)%	(29.9)%
Brand Portfolio	112,571	207,493	(94,922)	(45.7)%	106.5%
Other	35,889	65,087	(29,198)	(44.9)%	(50.4)%
Total segment net sales	998,421	1,757,462	(759,041)	(43.2)%	(42.5)%
Elimination of intersegment net sales	(25,924)	(28,221)	2,297	(8.1)%
Net sales	$972,497	$1,729,241	$(756,744)	(43.8)%

Store Data
	August 1, 2020		August 3, 2019
(square footage in thousands)	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW Designer Shoe Warehouse	522	10,578	518	10,543
Canada Retail segment:
The Shoe Company / Shoe Warehouse	117	623	112	611
DSW Designer Shoe Warehouse	27	536	27	534
	144	1,159	139	1,145
Total operating stores	666	11,737	657	11,688
ABG stores serviced	280		284

Gross Profit (Loss)
	Three months ended
	August 1, 2020		August 3, 2019		Change
(dollars in thousands)	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit (loss):
U.S. Retail	$40,097	10.2%	$208,056	30.7%	$(167,959)	(80.7)%	(2,050)
Canada Retail	5,650	11.4%	21,939	34.7%	$(16,289)	(74.2)%	(2,330)
Brand Portfolio	(11,440)	(37.6)%	26,786	26.0%	$(38,226)	NM	NM
Other	118	0.5%	6,041	20.5%	$(5,923)	(98.0)%	(2,000)
	34,425		262,822
Elimination of intersegment gross loss (profit)	2,617		(1,649)
Gross profit	$37,042	7.6%	$261,173	30.5%	$(224,131)	(85.8)%	(2,290)

	Six months ended
	August 1, 2020		August 3, 2019		Change
(dollars in thousands)	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit (loss):
U.S. Retail	$7,127	0.9%	$417,947	30.5%	$(410,820)	(98.3)%	(2,960)
Canada Retail	3,339	4.2%	37,686	32.7%	$(34,347)	(91.1)%	(2,850)
Brand Portfolio	2,464	2.2%	52,459	25.3%	$(49,995)	(95.3)%	(2,310)
Other	(5,310)	(14.8)%	15,352	23.6%	$(20,662)	NM	NM
	7,620		523,444
Elimination of intersegment gross loss (profit)	2,962		(2,938)
Gross profit	$10,582	1.1%	$520,506	30.1%	$(509,924)	(98.0)%	(2,900)

Intersegment Eliminations
	Three months ended
(in thousands)	August 1, 2020	August 3, 2019
Elimination of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(6,569)	$(17,701)
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	4,827	14,311
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	4,359	1,741
Gross loss (profit)	$2,617	$(1,649)

	Six months ended
(in thousands)	August 1, 2020	August 3, 2019
Elimination of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(25,924)	$(28,221)
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	16,961	21,918
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	11,925	3,365
Gross loss (profit)	$2,962	$(2,938)

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Six months ended
	August 1, 2020	August 3, 2019	August 1, 2020	August 3, 2019
Net sales	$489,714	$855,952	$972,497	$1,729,241
Cost of sales	(452,672)	(594,779)	(961,915)	(1,208,735)
Operating expenses	(168,424)	(222,370)	(355,645)	(439,950)
Income from equity investment	2,153	2,464	4,423	4,692
Impairment charges	(6,735)	—	(119,282)	—
Operating profit (loss)	(135,964)	41,267	(459,922)	85,248
Interest expense, net	(3,788)	(1,972)	(5,946)	(3,773)
Non-operating income (expenses), net	743	199	656	(143)
Income (loss) before income taxes	(139,009)	39,494	(465,212)	81,332
Income tax benefit (provision)	40,795	(12,087)	151,140	(22,731)
Net income (loss)	$(98,214)	$27,407	$(314,072)	$58,601
Diluted earnings (loss) per share	$(1.36)	$0.37	$(4.36)	$0.77
Weighted average diluted shares	72,142	74,316	72,028	76,281

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	August 1, 2020	February 1, 2020	August 3, 2019
Assets
Cash and cash equivalents	$206,720	$86,564	$51,762
Investments	—	24,974	25,504
Accounts receivable, net	49,240	89,151	85,162
Inventories	445,044	632,587	706,168
Prepaid expenses and other current assets	69,456	67,534	55,561
Total current assets	770,460	900,810	924,157
Property and equipment, net	332,730	395,009	402,779
Operating lease assets	797,413	918,801	975,963
Goodwill	93,655	113,644	116,280
Intangible assets	15,663	22,846	21,112
Deferred tax assets	182,866	31,863	29,515
Equity investment	56,690	57,760	55,033
Other assets	23,780	24,337	32,407
Total assets	$2,273,257	$2,465,070	$2,557,246
Liabilities and shareholders' equity
Accounts payable	$224,693	$299,072	$289,457
Accrued expenses	202,831	194,264	173,437
Current operating lease liabilities	241,694	186,695	185,969
Total current liabilities	669,218	680,031	648,863
Debt	393,000	190,000	235,000
Non-current operating lease liabilities	778,826	846,584	905,546
Other non-current liabilities	25,586	27,541	38,590
Total liabilities	1,866,630	1,744,156	1,827,999
Total shareholders' equity	406,627	720,914	729,247
Total liabilities and shareholders' equity	$2,273,257	$2,465,070	$2,557,246

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended		Six months ended
	August 1, 2020	August 3, 2019	August 1, 2020	August 3, 2019
Reported net income (loss)	$(98,214)	$27,407	$(314,072)	$58,601
Pre-tax adjustments:
Included in cost of sales:
COVID-19 incremental costs	3,257	—	3,676	—
Included in operating expenses:
COVID-19 incremental costs (credits), net	(306)	—	(3,468)	—
Integration and restructuring expenses	8,455	9,621	10,203	12,109
Amortization of intangible assets	110	(271)	469	47
Impairment charges	6,735	—	119,282	—
Gain on settlement	(8,990)	—	(8,990)	—
Included in non-operating expenses, net:
Foreign currency transaction losses	(743)	(223)	(343)	207
Total pre-tax adjustments	8,518	9,127	120,829	12,363
Tax effect of adjustments	(2,295)	(780)	(30,518)	(1,605)
Total adjustments, after tax	6,223	8,347	90,311	10,758
Adjusted net income (loss)	$(91,991)	$35,754	$(223,761)	$69,359
Reported diluted earnings (loss) per share	$(1.36)	$0.37	$(4.36)	$0.77
Adjusted diluted earnings (loss) per share	$(1.28)	$0.48	$(3.11)	$0.91

Non-GAAP Measures
In addition to diluted earnings (loss) per share and net income (loss) determined in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses adjusted diluted earnings (loss) per share and adjusted net income (loss), which adjust for the effects of: (1) COVID-19 incremental costs and credits; (2) integration and restructuring expenses; (3) amortization expense of intangible assets; (4) impairment charges; (5) gain on settlement; (6) foreign currency transaction losses; and (7) the net tax expense impact of such items. The unaudited reconciliation of adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis, when reviewed in conjunction with the

Company’s GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com